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                                                                   Exhibit 99.2


                              MURDOCK FLORIDA BANK

                SPECIAL MEETING OF STOCKHOLDERS, MARCH 12, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder of shares of common stock of Murdock Florida Bank ("Murdock"), a Florida state banking corporation, does hereby appoint Robert L. Andreasen and Charles E. Taylor, Jr., and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the shares of Murdock common stock that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on January 30, 1998, at the Special Meeting of Stockholders of Murdock, to be held at 1777 Tamiami Trail, Murdock, Florida on March 12, 1998 at 5:00 p.m. or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

1.       APPROVAL OF ACQUISITION PROPOSAL

         Proposal to approve and adopt the Agreement and Plan of Merger dated as of September 23, 1997, as amended on October 8, 1997, by and among American Bancshares, Inc., American Bank of Bradenton, and Murdock as described in the accompanying Joint Proxy Statement-Prospectus dated February 3, 1998.

  [ ]      FOR                      [ ]      AGAINST          [ ]     ABSTAIN

         2. In their discretion, on such other business as may properly come before the meeting.

                     (Please Sign and Date on Reverse Side)
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                          (Continued from other side)

                        PLEASE SIGN AND RETURN PROMPTLY.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE ACQUISITION PROPOSAL.

PLEASE ENTER THE NUMBER OF SHARES OF MURDOCK COMMON STOCK YOU OWN:_____________

(Please sign, date, and return this proxy form exactly as your name or names appear below whether or not you plan to attend the meeting.)
                                     [ ]  I plan to attend the Special Meeting.
                                     [ ]  I do not plan to attend the Special
                                          Meeting.

                                Date:____________________________________, 1998

                                Signature(s):__________________________________

                                _______________________________________________

                                _______________________________________________
                                        Title or Authority (if applicable)

                                PLEASE SIGN YOUR NAME HERE EXACTLY AS IT
                                APPEARS HEREON.  JOINT OWNERS SHOULD EACH
                                SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR,
                                ADMINISTRATOR, TRUSTEE, GUARDIAN, CORPORATE
                                OFFICER OR OTHER SIMILAR CAPACITY, SO
                                INDICATE.  IF THE OWNER IS A CORPORATION, AN
                                AUTHORIZED OFFICER SHOULD SIGN FOR THE
                                CORPORATION AND STATE HIS TITLE.  THIS PROXY
                                SHALL BE DEEMED VALID FOR ALL SHARES HELD IN
                                ALL CAPACITIES THAT THEY ARE HELD BY THE
                                SIGNATORY.